Exhibit 21.1

                              LIST OF SUBSIDIARIES

    The Company has the following wholly owns subsidiaries:

         Name of Corporation                    Jurisdiction of Incorporation

Hit Productions, Inc.                                     California
United Film Distributors-- California, Inc.               California
Skeleton Productions, Inc.                                California
Retribution Productions, Inc.                             California
Production of the Night, Inc.                             California
Markus 4, Inc.                                            California
J.F.W. Productions, Inc.                                  California
Bad Blood Productions, Inc.                               California
Secret Agent Productions, Inc.                            California
Santa Productions, Inc.                                   California
Elevator Productions, Inc.                                California
Dead End Productions, Inc.                                California
Avatar Filmworks, Inc.                                    California